Exhibit 99.1

United States Brent Oil Fund, LP

Monthly Account Statement

For the Month Ended May 31, 2015

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$11,346,091
Unrealized Gain (Loss) on Market Value of Futures	(15,296,970)
Dividend Income	362
Interest Income	5,320
ETF Transaction Fees	2,450
Total Income (Loss)	$(3,942,747)

Expenses
General Partner Management Fees	$78,076
Professional Fees	13,023
Brokerage Commissions	8,215
Non-interested Directors' Fees and Expenses	806
Prepaid Insurance Expense	273
Total Expenses	100,393
Expense Waiver	(7,637)
Net Expenses	$92,756
Net Income (Loss)	$(4,035,503)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 5/1/15	$130,116,962
Additions (100,000 Shares)	2,465,891
Withdrawals (850,000 Shares)	(19,999,445)
Net Income (Loss)	(4,035,503)

Net Asset Value End of Month	$108,547,905
Net Asset Value Per Share (4,600,000 Shares)	$23.60

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended May 31, 2015 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612